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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                                OCTOBER 20, 2005
                Date of Report (Date of earliest event reported)

                        COMMISSION FILE NUMBER: 000-50760

                      FINANCIAL TELECOM LIMITED (USA), INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                                       58-2670972
(State or other jurisdiction           (IRS Employer Identification File Number)
     of incorporation)

              1701 - 689 GUANGDONG ROAD, SHANGHAI, PR CHINA 200001
                    (Address of Principal Executive Offices)

                                 +86-21-33040830
              (Registrant's telephone number, including area code)

                               - NOT APPLICABLE -
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                                TABLE OF CONTENTS


Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Exhibit: Share Exchange Agreement
Item 9.01 Exhibit: Press Release
Signature
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ITEM 1.01 ENTRY INTO DEFINITIVE AGREEMENT.

Financial Telecom Limited (USA) Inc., (Fintel), a Nevada company, announced today it has entered into a definitive Share Exchange Agreement with Mr M. Kraselnick, the sole shareholder of MKAviation S.A., (MKA), a private Panama company, to acquire 75% of the outstanding shares of MKA, in exchange for 372,430,363 common shares of Fintel's common stock issued to Mr Kraselnick. The exchange will result in Mr. Kraselnick acquiring 75% of the issued and outstanding common stock of Fintel. The agreement is effective on October 20, 2005, and is expected to close on or before December 30, 2005. The transaction has received the consent approval of a majority of Fintel's shareholders, and unanimous approval by its Board.

ITEM 9.01 EXHIBITS

Press release issued on October 20, 2005

Share Exchange Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           Financial Telecom Limited (USA), Inc.
                                                                    (REGISTRANT)

Date: October 20, 2005

                                                              By: /s/ David Chen
                                              ----------------------------------
                                                                      David Chen
                                                         Chief Executive Officer